UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 16, 2007

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 16, 2007, the Board of Directors of Central European Media Enterprises Ltd. (“CME”) approved the appointment of Mr. Adrian Sarbu, 52, as Chief Operating Officer for a term that will expire on December 31, 2009.

From February 2006 until this appointment, Mr. Sarbu served as CME’s Regional Director of Central and Eastern Europe and has been responsible for CME’s operations in the Czech and Slovak Republics and Romania.  Since 1995, Mr. Sarbu has been the General Director and President of the Board of Directors of Pro TV S.A. (“Pro TV”), through which CME operates five television channels. Mr. Sarbu is a founder of the Media Pro group of companies (the “Media Pro Group”), which is engaged in film and television production (Media Pro Studios, the largest movie studio in Central and Eastern Europe), distribution (Media Pro Distribution), the theatrical exhibition business (Cinema Pro), news syndication (Mediafax), radio (Pro FM), printing and publishing (Publimedia), production, dubbing and subtitling (Media Vision), and internet (Media Pro Interactive). Mr. Sarbu will continue to serve as President of the Board of Directors of Pro TV during his tenure as Chief Operating Officer.

Related Party Transactions

CME’s operations in Romania utilize the services of several entities in which Mr. Sarbu has an ownership interest or is otherwise connected with, given his varied interests in Romanian media-related companies and the limited availability of such services.  The total purchases from companies related or connected with Mr. Sarbu in 2007 is approximately $20.1 million, of which Mr. Sarbu’s economic interest represents approximately $18.1 million. The purchases were mainly for programming rights and for various technical, production and administrative related services.  The total sales to companies related or connected with Mr. Sarbu in 2007 is approximately $2.2 million, of which Mr. Sarbu’s economic interest represents approximately $1.9 million. At September 30, 2007, companies connected to Mr. Sarbu had an outstanding balance due to us of approximately $5.2 million. At September 30, 2007, companies related to Mr. Sarbu had an outstanding balance due to them of approximately $0.5 million.

On May 16, 2007, CME acquired an additional 20.0% of Media Vision, and subsequently on June 1, 2007, CME acquired an additional 5.0% of Pro TV and Media Pro International (“MPI”), part of the Media Pro Group, from companies owned by, or individuals associated with, Mr. Sarbu, for aggregate consideration of US$ 51.6 million including acquisition costs. Following these transactions, CME has a 95.0% interest in each of Pro TV, MPI and Media Vision. Under a put option agreement with Mr. Sarbu entered into in July 2004, Mr. Sarbu has the right to sell his remaining shareholding in Pro TV and MPI to us at a price which is  to be determined by an independent valuation and is subject to a floor price of $1.45 million for each 1% interest sold.  This put is exercisable from November 12, 2009 for a twenty-year period thereafter.

The total purchases from companies related or connected with Mr. Sarbu in 2006 were approximately $23.4 million, of which Mr. Sarbu’s economic interest represents approximately $10.0 million. The purchases were mainly for programming rights and for various technical, production and administrative related services.  The total sales to companies related or connected with Mr. Sarbu in 2006 were approximately $2.5 million, of which Mr. Sarbu’s economic interest represents approximately $1.4 million. At December 31, 2006, companies connected to Mr. Sarbu had an outstanding balance due to CME of $2.1 million. At December 31, 2006, companies related to Mr. Sarbu had an outstanding balance due to them of $0.8 million.

In addition, CME purchased land with a value of $8.5 million (as determined by an independent appraisal) from a company wholly-owned by Mr. Sarbu in December 2006. The investment represented an opportunity to secure suitable accommodation for Pro TV to house office space and new digital studios at a time when the real estate market in Bucharest, Romania was experiencing significant growth.  At December 31, 2006, $8.3 million was recorded by CME as a payable to Mr. Sarbu’s company.

On February 17, 2006, CME purchased an additional 5% of its subsidiaries Pro TV, MPI and Media Vision from Mr. Sarbu for consideration of $27.2 million. On February 28, 2005, CME acquired 2% of Pro TV and MPI from Mr. Sarbu for $5.0 million; and on July 29, 2005, CME acquired an additional 3% of Pro TV and MPI from Mr. Sarbu for $15.0 million.

On August 11, 2006, CME acquired a 10.0% interest in each of Media Pro Management S.A. and Media Pro B.V., the parent companies of the Media Pro Group. In consideration of the purchase of this interest, CME paid EUR 8.0 million (approximately $10.1 million at the date of acquisition) in cash and transferred its existing 20.0% investment in Radio Pro, part of the Media Pro Group.  As a result of this transaction, CME recorded a gain of $6.2 million on disposal. CME currently holds an 8.7%  interest in Media Pro Management S.A. due to a capital increase in which CME did not participate. CME has the right to put its investment in the parent companies of the Media Pro Group to Mr. Sarbu for a three-month period from August 12, 2009 at a price equal to the greater of EUR 13.0 million (approximately $18.6 million) and the value of its investment, as determined by an independent valuer. This put option is secured by a pledge of a 4.79% shareholding in Pro TV held by Mr. Sarbu.

Compensation

Under the terms of his appointment, Mr. Sarbu shall be paid a base salary of $1.2 million, one-half of which shall be paid by CME and one-half of which shall be paid by Pro TV. CME shall cause Pro TV to enter into a five-year management agreement with Mr. Sarbu. Mr. Sarbu will also be entitled to an annual bonus from January 1, 2008 based on CME’s meeting certain quantitative performance targets based on EBITDA set forth in CME's approved budget in respect of such financial year. In the event such targets are reached, Mr. Sarbu shall be entitled to receive a bonus equal to 100% of his annual base salary. In the event such targets are exceeded by at least 5%, Mr. Sarbu is entitled to a further bonus equal to 50% of his annual base salary. Mr. Sarbu has a limited time to elect to receive his salary and bonus in Euros; such election may only be made once. If Mr. Sarbu’s appointment as Chief Operating Officer is not extended beyond the initial term, he is entitled to his remuneration under his previous agreement with Pro TV, and Mr. Sarbu’s bonus under such agreement shall be calculated based on the performance targets set forth above, using $600,000 (or its equivalent) as the base salary for the purposes of such calculation.

On October 16, 2007, the Board of Directors of CME also approved amending the employment agreement of Michael Garin, CME’s Chief Executive Officer. Pursuant to such modification, Mr. Garin shall receive an annual base salary of $1.2 million. Mr. Garin will also be entitled to an annual bonus from January 1, 2008 based on CME’s meeting certain quantitative performance targets based on EBITDA set forth in CME's approved budget in respect of such financial year. In the event such targets are reached, Mr. Garin shall be entitled to receive a bonus equal to 100% of his annual base salary. In the event such targets are exceeded by at least 5%, Mr. Garin is entitled to a further bonus equal to 50% of his annual base salary. Mr. Garin has elected to receive his base salary in U.S. dollars and his bonus in Euros. For purposes of this bonus calculation, the Euro equivalent of his annual base salary is EUR 846,000. The remaining terms of Mr. Garin’s employment agreement remain unchanged.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: October 22, 2007	By:	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer